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                                                                    EXHIBIT 21.1

                                SUBSIDIARY LIST
                                ---------------


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
                                   Corange U.K. Holdings Ltd.

DePuy Orthopadie GmbH              DePuy International Ltd.

De Puy A.G.                        DePuy Joints S.A.

DePuy Orthopedie SA                DePuy Taiwan

DePuy Italia S.r.L.                DePuy Australia Pty Limited

DePuy Iberica, S.A.                DePuy Mexico S.A. De C.V.

Medical Trivest SL                 DePuy Canada Ltd.

DePuy Japan Incorporated           DePuy Orthopaedics, Inc.

DePuy Korea, Inc.                  DePuy Orthopaedic Technology, Inc.

DePuy Far East Pte Ltd.            DePuy ACE Medical Company

DePuy GmbH                         DePuy DuPont Orthopaedics (partnership)

DePuy Olmed AB                     DePuy Motech, Inc.

DePuy Hungary                      Expanded Optics, Inc.

DePuy CZ s.r.o.                    DePuy Overseas Trading Ltd.

DePuy New Zealand Ltd.             DePuy Development, Inc.

Sanatmetal                         CFT France

DePuy Hong Kong Ltd.               Orthogenesis Italy

DePuy Medical Pte Ltd.             Tweedbank

DePuy, S.A.                        7 Dormant Coys

                                   DePuy Portugal Lta.
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